INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA ON DECEMBER 31, 1997


 **  Certificate No. 00 **                         ** 000,000 Shares**

                     Business Advantage No. 12, Inc.

                   Secretary of State File No. 30182-1997

                             COMMON STOCK


This Certifies that               is the owner(s) of  000,000 fully
paid and non-assessable shares of Business Advantage No.12, Inc., a Nevada corporation, transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

In Witness Whereof, the Corporation has caused this Certificate to be issued and signed by its duly appointed officers on December 31, 1997.



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President                              Secretary



                       $0.001 PAR VALUE  PER SHARE.



                      ASSIGNMENT AND TRANSFER OF SHARES

For value received, I/We hereby sell, assign and transfer unto

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--------------- shares of the Capital Stock represented by the within
Certificate and hereby irrevocably constitute and appoint

---------------------------------------------- to transfer the said stock of Business Advantage No.12, Inc. a Nevada corporation, with full power of substitution in the premises.

DATED AND DONE the       day of                     .
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NOTICE:  THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME
AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.